Exhibit 99.1

AIM ImmunoTech Posts Virtual Investor Key Opinion Leader Segment Spotlighting Ampligen Breakthrough Data in Pancreatic Cancer

Positive Data from Named Patient Program and Positive Interim Data from Ongoing Phase 2 Clinical Trial

Segment featuring Professor Doctor Casper H.J. van Eijck, Professor and Pancreato-biliary Surgeon at Erasmus MC and an oncology consultant for AIM ImmunoTech, is now available on demand here

OCALA, Fla., May 14, 2026 / AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that Professor Casper H.J. van Eijck, MD, PhD, Professor and Pancreato-biliary Surgeon at Erasmus Medical Center (“Erasmus MC”) and a consultant for AIM, and AIM Chief Executive Officer Thomas K. Equels, MS, JD, participated in a Virtual Investor KOL Connect segment.

The on-demand segment provides investors with an in-depth discussion on AIM’s substantial progress and strategic focus to advance Ampligen® (rintatolimod) for the treatment of late-stage pancreatic cancer, a lethal malignancy with a significant unmet medical need.

The Virtual Investor KOL Connect Segment can be accessed here.

Through these insights from Prof. Dr. van Eijck, a globally recognized pancreatic cancer clinical expert and the foremost expert in the use of Ampligen in pancreatic cancer, the segment examines Ampligen’s mechanism of action, its potential to provide a positive immunotherapeutic approach, existing clinical data, development strategy, and anticipated regulatory milestones, supporting AIM’s focused commitment to advancing a potential new treatment option for patients with late-stage pancreatic cancer.

Developing Ampligen in the Treatment of Pancreatic Cancer

The Company has previously reported positive interim progress in both Mid-Year 2025 and Year-End 2025 reports on the ongoing Phase 2 clinical study evaluating Ampligen in collaboration with with AstraZeneca and its anti-PD-L1 immune checkpoint inhibitor Imfinzi® (durvalumab) in the treatment of metastatic pancreatic cancer patients post-FOLFIRINOX standard of care (the “DURIPANC” study). A Mid-Year 2026 report, completion of enrollment and milestones are expected this June, 2026.

See more information about DURIPANC at ClinicalTrials.gov NCT05927142.

DURIPANC is a follow-up to the AIM/Erasmus MC Named Patient Program (“NPP”) utilizing Ampligen as a monotherapy in late-stage pancreatic cancer, where data suggested impressive improvements in survival data:

●	Progression-Free Survival (“PFS”) of 12.6 months compared to 8.6 months for historical controls, for an improvement of 4 months in PFS
●	Overall Survival (“OS”) of 19.7 months compared to 12.5 months for historical controls, for an improvement of 7.2 months in OS
●	Based upon stratification for immune marker Neutrophil/Lymphocyte ratios less than 4.5, PFS of 17.7 months compared to 8.6 months for historical controls, for an improvement of 9.1 months in PFS
●	Based upon stratification for immune marker Neutrophil/Lymphocyte ratios less than 4.5, OS of 34.8 months compared to 12.5 months for historical controls, for an improvement of 22.3 months in OS
●	Based upon stratification for immune marker CA 19-9 less than 1000, PFS of 13.1 months compared to 8.6 months for historical controls, for an improvement of 4.5 months in PFS
●	Based upon stratification for immune marker CA 19-9 less than 1000, OS of 24.1 months compared to 12.5 months for historical controls, for an improvement of 11.6 months in OS
●	Clinical experience to date in both the NPP and DURIPANC suggest consistent improvement in Quality of Life

See more information in slides 12-14 in Ampligen Breakthroughs in Treating Late-Stage Pancreatic Cancer

Ampligen’s progress in late-stage pancreatic cancer at Erasmus MC has been published in peer-reviewed oncology journals:

●	Rintatolimod in Advanced Pancreatic Cancer Enhances Antitumor Immunity through Dendritic Cell-Mediated T-Cell Responses (2024)
●	Rintatolimod: A potential treatment in patients with pancreatic cancer expressing Toll-like receptor 3 (2023)
●	Rintatolimod (Ampligen®) Enhances Numbers of Peripheral B Cells and Is Associated with Longer Survival in Patients with Locally Advanced and Metastasized Pancreatic Cancer Pre-Treated with FOLFIRINOX: A Single-Center Named Patient Program (2022)
●	Rintatolimod Induces Antiviral Activities in Human Pancreatic Cancer Cells: Opening for an Anti-COVID-19 Opportunity in Cancer Patients? (2021)

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of its lead product, Ampligen® (rintatolimod), for the treatment of late-stage pancreatic cancer, a lethal and unmet global health problem. Ampligen is a dsRNA and highly selective TLR3 agonist immuno-modulator that has shown broad-spectrum activity in clinical trials.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. The video segment may also contain forward-looking statements. Any forward-looking statements set forth in this press release speak only as of the date hereof and any forward-looking statements in the video segment speak only as of the date thereof. Such forward-looking statements may include statements relating to: the timing of commencement, enrollment, completion, and results of clinical trials; IP expansion and regulatory progress; and timing for receiving government approvals, if at all. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. All statements in this press release and the video segment other than statements of historical fact, including statements regarding the potential of Ampligen’s mechanism of action, anticipated regulatory milestones, our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. For both this press release and the video segment, words such as “believe,” “may,” “might,” “will,” “could,” “should,” “can,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “envision” and similar expressions are intended to identify forward looking statements, but the absence of these words does not mean that a statement is not forward-looking. All discussions regarding Ampligen’s therapeutic potential in pancreatic cancer reflect the presenters’ views are based on data from the previously announced, completed Named Patient Program/Early Access Program and on interim reports regarding an ongoing Phase 2 clinical trial involving co-administration of Ampligen with another drug. As such, they are interpretations of the significance of available data and analyses and projections by the presenters regarding the potential that a Phase 3 trial would produce positive results in support of a New Drug Application. See a more detailed analysis of the EAP and the Phase 2 clinical trial in AIM’s corporate presentation: https://aimimmuno.com/presentations/. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof, except as required by applicable law. The Company is in various stages of seeking to determine whether Ampligen will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders, and disclosures in the Company’s reports filed with the SEC, on its website, and in its press releases set forth its current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in preclinical studies do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data, and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, lack of adequate funding, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, the Company cannot assure that the clinical studies will be successful or yield any useful data. No assurance can be given that the findings in preliminary studies will prove true or that such studies will yield favorable results, or that future studies will not result in findings that are different from those reported in the studies referenced in the Company’s reports filed with the SEC, on the Company’s website, and in its press releases. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. The Company cannot assure that its potential foreign operations will not be adversely affected by these risks.

For a detailed discussion of risk factors, please review the “Risk Factors” section in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. These filings are available at www.sec.gov and www.aimimmuno.com. The information found on the Company’s website or on other websites referenced or linked to in this press release (including in the video segment) is not incorporated by reference into this press release and such information is referenced or linked for reference purposes only.

Investor Contact:

JTC Team, LLC

Jenene Thomas

908.824.0775

AIM@jtcir.com